                                                                   EXHIBIT 99.6e

                                    FORM OF

                        INVESTMENT SUB-ADVISORY AGREEMENT

     THIS AGREEMENT,  made this 31st day of March, 2006, by and between AMERICAN
CENTURY GLOBAL INVESTMENT MANAGEMENT, INC., a Delaware corporation registered as an Investment Adviser under the Investment  Advisers Act of 1940 (the "Adviser")
and TEMPLETON  INVESTMENT  COUNSEL,  LLC, a Delaware limited  liability  company registered as an Investment  Adviser under the  Investment  Advisers Act of 1940
(the "Sub-Adviser").

     WHEREAS,  the Adviser is the  Investment  Adviser to the  American  Century
International  Value Fund (the "Fund") of American  Century  World Mutual Funds,
Inc. ("ACWMF"),  an open-end  diversified  management  investment company of the series type,  registered  under the  Investment  Company Act of 1940, as amended
(the "1940 Act"); and

     WHEREAS,  the Fund is  represented  by a separate class of capital stock of
ACWMF; and

     WHEREAS,  the Adviser  desires to retain the Sub-Adviser to furnish it with portfolio selection and related research and statistical  services in connection with the Adviser's investment advisory activities on behalf of the Fund, and the
Sub-Adviser desires to furnish such services to the Adviser;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  the  terms  and conditions hereinafter set forth, it is agreed as follows:

     1. APPOINTMENT OF SUB-ADVISER

     In  accordance  with and  subject to the Amended  and  Restated  Management
Agreement (the "Investment  Advisory  Agreement")  between ACWMF and the Adviser dated September 29, 2005, the Adviser hereby appoints the Sub-Adviser to perform portfolio selection services described herein for investment and reinvestment of the Fund's  investment  assets,  subject to the control and direction of ACWMF's
Board of Directors,  for the period and on the terms  hereinafter set forth. The
Sub-Adviser  accepts  such  appointment  and  agrees  to  furnish  the  services hereinafter  set forth for the  compensation  herein  provided.  The Sub-Adviser shall for all  purposes  herein be deemed to be an  independent  contractor  and shall, except as expressly provided or authorized,  have no authority to act for or represent  the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE SUB-ADVISER

     (a) The  Sub-Adviser  shall provide the  following  services and assume the following obligations with respect to the Fund:

     (1)  The investment of the assets of the Fund shall at all times be subject to the  applicable  provisions of the Articles of  Incorporation,  the
          Bylaws,  the Registration  Statement,  the current  Prospectus and the
          Statement of Additional  Information of ACWMF relating to the Fund and shall conform to the investment objectives,  policies and restrictions of the Fund as set forth in such  documents  and as  interpreted  from time to time by the Board of  Directors  of ACWMF and by the  Adviser.
          Within  the  framework  of the  investment  objectives,  policies  and restrictions  of the  Fund,  and  subject  to the  supervision  of the
          Adviser and the Fund's Board of Directors,  the Sub-Adviser shall have the sole and exclusive  responsibility for the making and execution of all investment decisions for the Fund.

     (2)  In  carrying  out  its  obligations  to  manage  the  investments  and reinvestments  of the assets of the Fund, the Sub-Adviser  shall:  (1)
          obtain and evaluate  pertinent  economic,  statistical,  financial and other  information  affecting  the economy  generally  and  individual companies or  industries  the  securities of which are included in the
          Fund's investment  portfolio or are under  consideration for inclusion therein;  (2) formulate and implement a continuous  investment program for the Fund  consistent  with the  investment  objective  and related investment policies for the Fund as set forth in ACWMF's  registration statement,  as amended;  and (3) take such steps as are  necessary  to implement the  aforementioned  investment program by purchase and sale of  securities  including  the  placing,  or directing  the  placement through an affiliate of the Sub-Adviser,  of orders for such purchases and sales.

     (3)  In  connection  with the purchase and sale of  securities of the Fund, the Sub-Adviser  shall arrange for the transmission to the Adviser and the Custodian for the Fund on a daily basis such  confirmation,  trade tickets  and other  documents  as may be  necessary  to enable them to perform  their  administrative  responsibilities  with  respect to the
          Fund's investment  portfolio.  With respect to portfolio securities to be  purchased  or sold  through  the  Depository  Trust  Company,  the
          Sub-Adviser  shall arrange for the automatic  transmission of the I.D.
          confirmation   of  the  trade  to  the  Custodian  of  the  Fund.  The
          Sub-Adviser shall render such reports to the Adviser and/or to ACWMF's
          Board of Directors  concerning the  investment  activity and portfolio composition  of the  Fund in such  form and at such  intervals  as the
          Adviser or the Board may from time to time require.

     (4)  The Sub-Adviser  shall,  in the name of the Fund,  place or direct the placement of orders for the  execution of  portfolio  transactions  in accordance  with the policies  with respect  thereto,  as set forth in

          ACWMF's  Registration  Statement,  as amended  from time to time,  and under the Securities Act of 1933 and the 1940 Act. In connection  with the  placement  of orders for the  execution  of the Fund's  portfolio transactions,  the Sub-Adviser shall create and maintain all necessary brokerage  records of the Fund in accordance with all applicable laws, rules and regulations,  including but not limited to, records required by Section 31(a) of the 1940 Act. All records shall be the property of
          ACWMF and shall be available for  inspection and use by the Securities and Exchange Commission,  ACWMF or any person retained by ACWMF. Where applicable,  such records shall be maintained by the  Sub-Adviser  for the period and in the place required by Rule 31a-2 under the 1940 Act.

     (5)  In  placing  orders or  directing  the  placement  of  orders  for the execution  of portfolio  transactions,  the  Sub-Adviser  shall select brokers and dealers for the execution of the Fund's  transactions.  In selecting  brokers or dealers to execute such orders,  the Sub-Adviser is expressly  authorized  to consider the fact that a broker or dealer has furnished  statistical,  research or other information or services which  enhance the  Sub-Adviser's  investment  research and  portfolio
          management   capability   generally.   It  is  further  understood  in
          accordance with Section 28(e) of the Securities  Exchange Act of 1934, as amended,  that the  Sub-Adviser  may negotiate with and assign to a broker a  commission  which may exceed the  commission  which  another broker  would  have  charged  for  effecting  the  transaction  if the
          Sub-Adviser  determines  in good faith  that the amount of  commission charged was  reasonable  in relation to the value of brokerage  and/or research  services  (as  defined in Section  28(e))  provided  by such broker,  viewed  in  terms  either  of the  Fund or the  Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts.

     (b) The Sub-Adviser shall use the same skill and care in providing services to the Fund as it uses in providing  services to fiduciary accounts for which it has investment responsibility.  The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.

     3. EXPENSES

     During the term of this Agreement,  the  Sub-Adviser  will pay all expenses incurred by it in connection with its activities under this Agreement.

     4. COMPENSATION

     In payment for the investment  sub-advisory  services to be rendered by the
Sub-Adviser  in  respect of the Fund  hereunder,  the  Adviser  shall pay to the
Sub-Adviser as full compensation for all services hereunder a fee computed at an annual rate which shall be a  percentage  of the average  daily value of the net assets of the Fund. The fee shall be accrued daily and shall be based on the net asset  values  of all of the  issued  and  outstanding  shares  of the  Fund  as determined  as of the close of each  business  day

pursuant  to the  Articles  of  Incorporation,  Bylaws and  currently  effective
Prospectus  and Statement of Additional  Information  of ACWMF as they relate to the Fund.  The fee shall be payable in arrears on the last day of each  calendar month.

     The amount of such annual fee, as applied to the average daily value of the net assets of the Fund shall be as described in the schedule below:

                   Assets                                       Fee

On the first $100 million in assets                            .50%

On the assets in excess of $100 million                        .40%

     5. RENEWAL AND TERMINATION

     This  Agreement  shall become  effective as of the date first written above and shall continue until July 31, 2007, and shall continue thereafter so long as such continuance is specifically  approved at least annually by (i) the Board of
Directors of ACWMF or (ii) a vote of a majority of the Fund's outstanding voting securities,  provided that in either event the continuance is also approved by a vote of the majority of the Board of Directors who are not interested persons of any party to this Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  The annual  approvals  provided for herein shall be effective to continue this  Agreement from year to year if given within a period beginning  not more than  ninety  (90) days prior to July 31 of each  applicable year,  notwithstanding  the fact that more than three hundred  sixty-five  (365)
days may have elapsed since the date on which such approval was last given. This
Agreement  may be  terminated  at any time  without  payment of penalty:  (i) by
ACWMF's Board of Directors or by a vote of a majority of the outstanding  voting securities  of the Fund on sixty days' prior written  notice,  or (ii) by either party hereto upon sixty days' prior written notice to the other.  This Agreement will terminate  automatically  upon any  termination of the Investment  Advisory
Agreement  or in the event of its  assignment.  The terms  "interested  person,"
"assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     6. GENERAL PROVISIONS

     (a) The Sub-Adviser may rely on information reasonably believed by it to be accurate  and  reliable.  Except as may  otherwise  be provided by the 1940 Act, neither the Sub-Adviser nor its officers,  directors,  employees or agents shall be subject to any  liability  for any error of judgment or mistake of law or for any  loss  arising  out of any  investment  or  other  act  or  omission  in the performance  by the  Sub-Adviser  of its duties under this  Agreement or for any loss or damage  resulting  from the  imposition  by any  government  or exchange control  restrictions  which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians or securities depositories, or from any war or  political  act of any  foreign  government  to which  such  assets  might be exposed,  provided that nothing herein shall be deemed to protect, or purport to protect,  the Sub-Adviser  against any liability to ACWMF or to its shareholders to which the  Sub-Adviser  would  otherwise  be  subject  by  reason of  willful misfeasance,  bad faith or gross

negligence  in the  performance  of its  duties  hereunder,  or by reason of the
Sub-Adviser's reckless disregard of its obligations and duties hereunder.

     (b) The Adviser and ACWMF's Board of Directors understand that the value of investments  made for the Fund may go up as well as down, is not  guaranteed and that  investment  decisions will not always be  profitable.  The Adviser has not made  and is not  making  any  guarantees,  including  any  guarantee  as to any specific  level of  performance  of the Fund.  The Adviser and ACWMF's  Board of
Directors   acknowledge  that  the  Fund  is  designed  for  investors   seeking
international  diversification  and is not  intended  as a  complete  investment program.  They also understand  that investment  decisions made on behalf of the
Fund by the Sub-Adviser  are subject to various market and business  risks,  and that investing in securities of companies in emerging countries involves special risks which are not typically associated with investing in U.S. companies. Risks include but are not limited to, foreign  currency  fluctuations,  investment and repatriation  restrictions,  and political and social instability.  Although the
Sub-Adviser  intends  to invest in  companies  located  in  countries  which the
Sub-Adviser  considers  to have  relatively  stable  and  friendly  governments,
ACWMF's Board of Directors  accepts the possibility  that countries in which the
Sub-Adviser invests may expropriate or nationalize properties of foreigners, may impose confiscatory taxation or exchange controls, including suspending currency transfers  from a given  country,  or may be subject to political or  diplomatic developments that could affect investments in those countries.

     (c) This Agreement shall not be or become  effective unless and until it is or has been approved by the Board of Directors of ACWMF, including a majority of the Directors who are not "interested persons" to parties to this Agreement,  by a vote cast in person at a meeting  called for the  purpose of voting  upon such approval.

     (d) The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future,  as  investment  adviser to  fiduciary  and other managed accounts,  including other investment companies,  and the Adviser has no objection to the  Sub-Adviser  so acting,  provided  that the  Sub-Adviser  duly performs all obligations under this Agreement. The Adviser also understands that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own  account  which may  differ  from the timing or nature of action  taken by the  Sub-Adviser  with  respect  to the Fund.  Nothing  in this
Agreement  shall impose upon the  Sub-Adviser any obligation to purchase or sell or to  recommend  for purchase or sale,  with respect to the Fund,  any security which the Sub-Adviser or its  shareholders,  directors,  officers,  employees or affiliates  may  purchase  or sell for its or their  own  account(s)  or for the account of any other client.

     (e) Except to the extent  necessary to perform its  obligations  hereunder, nothing  herein  shall  be  deemed  to  limit  or  restrict  the  right  of  the
Sub-Adviser, or the right of any of its officers, directors or employees who may also  be an  officer,  director  or  employee  of  ACWMF,  or  person  otherwise affiliated  with  ACWMF  (within  the  meaning of the 1940 Act) to engage in any other  business  or to devote  time and  attention  to the  management  or other aspects of any other business,  whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

     (f) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate  the purposes  hereof.  This  Agreement shall be construed and enforced in  accordance  with and governed by the laws of the  State of  Wisconsin.  The  captions  in this  Agreement  are  included  for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (g) Any notice  under this  Agreement  shall be in writing,  addressed  and delivered or mailed postage  pre-paid to the appropriate  party at the following address:  the  Adviser,  ACWMF and the Fund at 4500 Main  Street,  Kansas  City,
Missouri  64111,  Attention:  General  Counsel,  and the Sub-Adviser at 500 East
Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394.

     (h)  Sub-Adviser  agrees to notify  Adviser of any change in  Sub-Adviser's officers and directors within a reasonable time after such change.

     (i) Adviser will vote the Fund's  investment  securities in accordance with its proxy voting policy and procedures. Sub-Adviser shall not be responsible for any such voting.

     IN WITNESS  WHEREOF,  the parties have duly executed this  Agreement on the date first above written.

                           AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC.

                           By:
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                           Name:
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                           Title:
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                           TEMPLETON INVESTMENT COUNSEL, LLC

                           By:
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                           Name:
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                           Title:
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